UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2021

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On February 2, 2021, Premier, Inc. (the “Company”) announced that Susan D. DeVore is retiring on June 30, 2021 and will step down as the Chief Executive Officer of the Company and from the Board of Directors of the Company (the “Board”) effective May 1, 2021, and that the Company’s President, Michael J. Alkire, has been promoted to Chief Executive Officer and appointed to the Board, in each case effective May 1, 2021. In connection with these changes, the Company entered into a First Amendment to Senior Executive Employment Agreement, effective February 1, 2021 (the “DeVore Employment Agreement Amendment”), with Ms. DeVore and a new Senior Executive Employment Agreement, effective May 1, 2021 (the “New Alkire Employment Agreement”), with Mr. Alkire. The text set forth in Item 5.02 below regarding the DeVore Employment Agreement Amendment and the New Alkire Employment Agreement is incorporated into this section by reference.

Item 1.02	Termination of a Material Definitive Agreement

Mr. Alkire’s existing Senior Executive Employment Agreement with the Company dated as of September 13, 2013 (the “Existing Alkire Employment Agreement”) will be replaced by the New Alkire Employment Agreement, effective May 1, 2021. There are no termination penalties incurred by the Company in connection with the replacement of the Existing Alkire Employment Agreement. The material terms of the Existing Alkire Employment Agreement are provided in the “Employment Agreements” section of the Company’s Definitive Proxy Statement for the 2020 Annual Meeting of Stockholders dated and filed with the Securities and Exchange Commission on October 21, 2020 (the “2020 Proxy Statement”), and such disclosure regarding such agreement is incorporated herein by reference.    The text set forth in Item 5.02 below regarding the Existing Alkire Employment Agreement is incorporated into this section by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Susan D. DeVore as Chief Executive Officer and Director

Susan D. DeVore is retiring on June 30, 2021 and will step down as the Chief Executive Officer of the Company and from the Board and its committees effective May 1, 2021. Ms. DeVore currently serves on the Board as a Class III director and as a member of the Member Agreement Review Committee of the Board. Ms. DeVore is retiring to pursue charitable, philanthropic and personal interests and not due to a disagreement with the Company’s management or the Board.

Ms. DeVore will remain employed by the Company, at her current compensation level, providing executive transition and other services as needed through June 30, 2021. In connection with the transition discussed herein, the Company and Ms. DeVore entered into the DeVore Employment Agreement Amendment that amends Section 4 and Section 6 of her existing Senior Executive Employment Agreement with the Company, dated as of September 10, 2013 (the “Existing DeVore Employment Agreement”), to provide Ms. DeVore with (1) access to coverage under the Company’s health insurance plan for a period of 36 months following her separation, and (2) a consulting services arrangement whereby Ms. DeVore will provide up to forty (40) hours per month (or additional hours with her consent), at the discretion of the Company, of consulting services related to Company operations, management, member relationships, and strategic objectives for a period of twenty-four (24) months following her separation (the “Consulting Period”), in exchange for compensation at a fixed rate of $60,000 per month during the first twelve (12) months and at a rate of $1,500 per hour during the second twelve (12) months. During the second twelve (12) months of the Consulting Period, so long as Ms. DeVore is and remains available to provide at least ten (10) hours of consulting services per month, she will receive compensation of not less than $9,375 per month, regardless of the number of consulting hours she is requested to provide during such month.

The Board and the Compensation Committee of the Board (“Compensation Committee”) approved the DeVore Employment Agreement Amendment. Except as discussed herein, no other terms of the Existing DeVore Employment Agreement were amended. The foregoing is a summary description of the terms and conditions of the DeVore Employment Agreement Amendment and is qualified in its entirety by reference to the DeVore Employment Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Appointment of Michael J. Alkire as Chief Executive Officer

Also, on February 1, 2021, the Board appointed Michael J. Alkire (i) as the Chief Executive Officer and (ii) to the Board as a Class III director, each effective May 1, 2021. Mr. Alkire will continue to serve as the Company’s President. Mr. Alkire is expected to join the Member Agreement Review Committee of the Board on May 1, 2021. Mr. Alkire, age 57, has served as the President of the Company since April 2019 and as the Chief Operating Officer of the Company from 2013 to April 2019.

The Board and the Compensation Committee approved the Company’s entry into the New Alkire Employment Agreement with Mr. Alkire, effective May 1, 2021. Once effective, the New Alkire Employment Agreement will replace the Existing Alkire Employment Agreement. The New Alkire Employment Agreement provides for an annual base salary of $1,000,000, an annual incentive plan (“AIP”) target of 150% of Base Salary (as defined in the New Alkire Employment Agreement), eligibility for an equity target of 425% of Base Salary under the Company’s 2013 Executive Incentive Plan (“EIP”), and severance protection. In the event of Termination Without Cause or Resignation for Good Reason (as defined in the New Alkire Employment Agreement), Mr. Alkire would receive a severance payment of 1.9 times his then-current Base Salary. If such a termination or resignation were to occur within 24 months of a Change in Control (as defined in the EIP), Mr. Alkire would receive a severance payment of 2.4 times the sum of his then current Base Salary, plus the higher of (a) his target AIP bonus as of the date of termination, or (b) the average of the AIP bonuses paid to him in the 36-month period immediately preceding the date of termination.

The foregoing is a summary description of the terms and conditions of the New Alkire Employment Agreement and is qualified in its entirety by reference to the New Alkire Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K.

Mr. Alkire’s full biographical background is provided in the “Executive Officers” section of the 2020 Proxy Statement, and such disclosure regarding Mr. Alkire is incorporated herein by reference. There are no family relationships between any of the Company’s directors or officers and Mr. Alkire that are required to be disclosed under Item 401(d) of Regulation S-K. There are no other arrangements or understandings between Mr. Alkire and any other person pursuant to which Mr. Alkire was appointed as Chief Executive Officer. Mr. Alkire has not entered into any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

On February 2, 2021, the Company issued a press release announcing the management changes described in this Current Report on Form 8-K. A copy of the Company’s press release covering such announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Senior Executive Employment Agreement effective February 1, 2021, by and between Susan D. DeVore and Premier Healthcare Solutions, Inc.

10.2	Senior Executive Employment Agreement, effective May 1, 2021, by and between Michael J. Alkire and Premier Healthcare Solutions, Inc.

99.1	Press Release dated February 2, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
Name:	Susan D. DeVore
Title:	Chief Executive Officer

Date: February 2, 2021